QuickLinks -- Click here to rapidly navigate through this document

Exhibit (a)(1)(C)

NOTICE OF GUARANTEED DELIVERY

To Tender Shares of Common Stock
Of

PLATINUM ENERGY RESOURCES, INC.
(Not to be Used for Signature Guarantees)

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON JUNE 24, 2011, UNLESS THE OFFER IS EXTENDED.

        This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Offer (as defined below) (i) if certificates ("Certificates") evidencing shares of common stock, $0.0001 par value per share (the "Shares"), of Platinum Energy Resources, Inc., a Delaware corporation ("Platinum"), are not immediately available, (ii) if the procedure for delivery by book-entry transfer cannot be completed prior to the Expiration Date (as defined in the section of the Offer to Purchase entitled "The Offer—Section 1—Terms of the Offer; Expiration Date"), or (iii) if time will not permit all required documents to reach the Depositary prior to the Expiration Date. This Notice of Guaranteed Delivery may be delivered by hand, transmitted by facsimile transmission or mailed to the Depositary. See the section of the Offer to Purchase entitled "The Offer—Section 3—Procedures for Tendering Shares."

The Depositary for the Offer is:

BNY Mellon Shareowner Services

By Mail:	By Hand or Overnight Courier:
BNY Mellon Shareowner Services Attn: Corporate Actions Dept., 27th Floor P.O. Box 3301 South Hackensack, NJ 07606	BNY Mellon Shareowner Services Attn: Corporate Actions Dept., 27th Floor 480 Washington Boulevard Jersey City, NJ 07310
Banks and Brokers Call Collect: 201-680-6676 All Others Call Toll-Free: 866-277-8134

        Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above, or transmission of instructions via a facsimile transmission other than as set forth above, will not constitute a valid delivery.

        This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution (as defined in the section of the Offer to Purchase entitled "The Offer—Section 3—Procedures for Tendering Shares"), such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

        The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal or an Agent's Message (as defined in the section of the Offer to Purchase entitled "The Offer—Section 3—Procedures for Tendering Shares") and Certificates representing the Shares to the Depositary within the time period specified herein. Failure to do so could result in financial loss to the Eligible Institution.

Ladies and Gentlemen:

        The undersigned hereby tenders to Pacific International Group Holdings LLC, a Nevada limited liability company ("Pacific"), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated May 26, 2011 (the "Offer to Purchase"), and the related Letter of Transmittal (which, together with the Offer to Purchase, constitute the "Offer"), receipt of which is hereby acknowledged, the number of Shares specified below pursuant to the guaranteed delivery procedure described in the section of the Offer to Purchase entitled "The Offer—Section 3—Procedures for Tendering Shares."

Number of Shares:

Share Certificate Number(s) (if available):

Please check this box if Shares will be tendered by book-entry transfer:  ☐

Account Number:

Date:

Name of Record Holder(s):

Address:

Telephone. No.:

Signature(s):

Dated:

2

 GUARANTEE
(Not to be Used for Signature Guarantees)

        The undersigned, a firm which is a member in the Security Transfer Agent's Medallion Program, the New York Stock Exchange Medallion Program, the Stock Exchange Medallion Program or any other "eligible guarantor institution," as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (each, an "Eligible Institution"), guarantees to deliver to the Depositary, at one of its addresses set forth above, either Certificates evidencing the Shares tendered hereby in proper form for transfer, or confirmation of book-entry transfer of such Shares into the Depositary's account at The Depository Trust Company, in each case with delivery of a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, or an Agent's Message (as defined in the Offer to Purchase) in the case of a book-entry transfer, and any other required documents, all within three trading days after the Expiration Date (as defined under "The Offer—Section 1—Terms of the Offer; Expiration Date" in the Offer to Purchase).

Name of Firm:

Authorized Signature:

Name:
(Please Type or Print)

Title:

Address:

Zip Code:

Telephone No.:

Dated:

        Note: Do not send Shares with this form; Shares should be sent with your Letter of Transmittal so that they are received by the Depositary within three trading days after the Expiration Date (as defined under "The Offer—Section 1—Terms of the Offer; Expiration Date" in the Offer to Purchase).

QuickLinks

  Exhibit (a)(1)(C)
The Depositary for the Offer is: BNY Mellon Shareowner Services
GUARANTEE (Not to be Used for Signature Guarantees)